Exhibit 99.1

WEBMEDIABRANDS INC. ANNOUNCES COMPLETION OF SALE OF INTERNET.COM ASSETS TO QUINSTREET, INC.

NORWALK, CT (November 30, 2009) – WebMediaBrands Inc. (“WebMediaBrands”) (NASDAQ: WEBM) announced today that it has completed the previously announced sale of the assets of the Internet.com business  to QuinStreet, Inc. (“QuinStreet”) for $18 million, subject to certain post-closing adjustments.

The sale of the assets of the Internet.com business  to QuinStreet was approved by WebMediaBrands’s stockholders during a special meeting held on November 30, 2009.

About WebMediaBrands Inc.

WebMediaBrands Inc. (Nasdaq: WEBM, www.webmediabrands.com), is an Internet media company concentrating on BtoB communities for media, design and creative professionals offering online content, job boards, marketplaces, online education offerings and events.

All current WebMediaBrands Inc. press releases can be found online at www.webmediabrands.com/corporate/press.html

For information on WebMediaBrands Inc. contact:
Amanda Barrett
Director of Marketing
212-547-7879
press@webmediabrands.com